SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              February 25, 2000


                                   Graco Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Minnesota                    001-9249                      41-0285640
------------------------       ---------------------        --------------------
(State of Incorporation)       (Commission File No.)           (I.R.S. Employer
                                                             Identification No.)


                           4050 Olson Memorial Highway

                            Golden Valley, Minnesota                     55422
                    ----------------------------------------          ----------
                    (Address of principal executive offices)          (Zip Code)



        (612) 623-6000
   -----------------------
   (Registrant's telephone
           number)

Item 5.     Other Events.
            -------------

      On February 25, 2000, the Board of Directors of Graco Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of the Company. The dividend is payable on March 29, 2000 (the "Record Date") to shareholders of record at the close of business on that date.

      Each Right entitles the registered holder to purchase from the Company 1/400th of a Series A Junior Participating Preferred Share, $1.00 par value (the "Preferred Shares"), of the Company at a price of $180 per 1/400th of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of February 25, 2000, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

      Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur upon the earlier of:

            (1) the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has, subject to certain exceptions, become the beneficial owner of 15% or more of the outstanding Common Shares), or

            (2) the close of business on the 15th day following the first public announcement of a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company before a person or group of affiliated or associated persons becomes an Acquiring Person).

      Until the Distribution Date,

            (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

            (b) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

            (c) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached to it, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

      As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 29, 2010, unless extended or earlier redeemed or exchanged by the Company as described below.

      The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

            (A) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,

            (B) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

            (C) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (B) above).

      The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares that are integral multiples of 1/400th (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu of such issuance, a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date before the date of exercise.

      If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will have the right to receive upon exercise of the Right at the then-current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

      If, on or after the Distribution Date or within 15 days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days before the Distribution Date in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will have the right to receive, upon exercise of the Right at the then current exercise price of the Right, that number of Common Shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

      In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.

      At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights that have become void under the terms of the Rights Agreement), in whole or in part, for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

      At any time before the time that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the "Redemption Price"), payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

      The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment before the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the threshold for exercisability of the Rights from 15% to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons, or (b) 10% (subject to certain exceptions).

      Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

      The Rights Agreement (including all exhibits thereto) is incorporated by reference herein. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7.     Exhibits.
            ---------

      4. Share Rights Agreement, dated as of February 25, 2000, between Graco Inc. and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated March 9, 2000).

      99.   Press Release dated February 25, 2000.

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    GRACO INC.



Date:  March 10, 2000               By: /s/Robert M. Mattison
                                        ----------------------------------------
                                    Its: Vice President, General Counsel
                                                 and Secretary

                                                                      Exhibit 99



FOR IMMEDIATE RELEASE:                            FOR FURTHER INFORMATION:
Friday, February 25, 2000                         Mark W. Sheahan (612) 623-6656


                   GRACO ANNOUNCES REGULAR QUARTERLY DIVIDEND;
                AUTHORIZES REPURCHASE OF 1,200,000 COMMON SHARES;
                      ADOPTS REPLACEMENT SHARE RIGHTS PLAN


MINNEAPOLIS, MN (February 25) - The Board of Directors of Graco Inc. (NYSE: GGG) has declared a regular quarterly dividend of 14 cents per common share payable on May 3, 2000 to shareholders of record at the close of business on April 17, 2000. The Company has approximately 20.4 million shares outstanding.

In a separate action, the Board also authorized a plan for the Company to purchase up to a total of 1,200,000 shares of its outstanding common stock. These shares will be acquired primarily through open-market purchases to be made from time to time. The shares acquired will offset stock issued to satisfy stock options and for other corporate purposes.

The Board of Directors also approved today a share rights plan that will replace an existing plan when it expires on March 29, 2000.

Under the plan, the Board of Directors has declared a dividend distribution of one preferred share purchase right on each outstanding share of Graco common stock held by shareholders of record as of the close of business on March 29, 2000. The rights will expire on March 29, 2010.

Like the existing plan, the new share rights plan is intended to increase the likelihood that Graco shareholders will realize the long-term value of their investment. The new share rights plan was not adopted in response to any current takeover approach or similar development.

Each right will entitle Graco shareholders to buy one four-hundredth of a share of a series of preferred stock at an exercise price of $180.00 (subject to adjustment). The rights will generally become exercisable after any person or group acquires beneficial ownership of 15 percent or more of the Company's common stock or announces a tender or exchange offer that would result in that person or group beneficially owning 15 percent or more of the Company's common stock. If any person or group becomes an owner of 15 percent or more of the Company's common stock, each right will entitle its holder (other than the 15-percent shareholder or group and related persons) to purchase, at the right's exercise price, shares of the Company's common stock having a value of twice the right's exercise price.

In addition, if Graco is acquired in a merger or other business-combination transaction, or sells 50 percent or more of its assets or earnings power, each right will generally entitle its holder to purchase, at the right's exercise price, common shares of the acquiring company having a market value of twice the right's exercise price.

In certain circumstances, Graco may exchange the rights for shares of its common stock, delay or temporarily suspend the exercisability of the rights, or reduce the stock-ownership threshold of 15 percent to not less than 10 percent.

At the option of the Board of Directors, the Company may redeem the rights at $.001 per right (subject to adjustment) at any time before a person or group becomes the beneficial owner of at least 15 percent of the Company's common stock.

Further details of the new share rights plan will be outlined in a letter to be mailed to all Graco shareholders of record as of March 29, 2000.

Graco Inc. supplies technology and expertise for the management of fluids in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries.